SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2016

SavDen Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-205121	61-1748334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005, 10th Floor, Tower A, New Mandarin Plaza Tsimshatsui, Kowloon, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +852-9374-4584

Griegstrasse, 9 – Nesonova, Stuttgart, Germany 70195
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes In Control of Registrant

DONG Yingzhi (“Purchaser” or “DONG”) acquired 100% of the equity ownership of Sino Expertise Limited (“SEL”) from a third party (“Seller”) on May 16, 2016. Seller had purchased 100% of the ownership of SEL from Kimberly Leung (“Leung”) on May 12, 2016. DONG used his personal funds for the purchase. Leung had caused the 500,000,000 shares (on a post split basis) of SavDen Group Corp., a Nevada corporation (the “Company”), that she acquired from Denis Savinskii on April 20, 2016, to be registered in the name of SEL. As a result of the sale of 100% of the equity ownership of SEL to Purchaser, Purchaser may be deemed to be the beneficial owner of the 500,000,000 shares (on a post split basis) (“Shares”) of the Company held by SEL, which constitutes approximately 79.5% of the total issued and outstanding shares of the Company’s common stock. We refer to the acquisition of 100% of the equity ownership of SEL by DONG as the “Transaction.” The Company effected a forward split of 100:1 of its shares that was effective on August 26, 2016.

As a result of the Transaction and upon the request of DONG, CHAN Wai Lun, the sole officer and director of the Company, resigned from his positions as President, Secretary, Treasurer and Chief Financial Officer and also resigned from his position as the sole director of the Company effective at 12:00 AM (China time) on September 1, 2016. In his capacity as a director, Mr. CHAN elected DONG to the Board of Directors prior to the effective time of his resignation, and elected DONG as the Company’s President and Chief Executive Officer, Secretary, Chief Financial Officer and Treasurer to take effect immediately following his resignation as an officer of the Company.

The following table sets forth certain information as of September 1, 2016 with respect to the beneficial ownership of the Company’s outstanding common stock immediately following the closing of the Transaction.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (2)
Sino Expertise Limited (1)	500,000,000	79.5%

(1)	SEL is 100% owned and controlled by DONG Yingzhi, its sole shareholder and Managing Director. Mr. DONG, as the Managing Director of SEL, has sole voting and investment power over the Shares.

(2)	Percentage ownership is based on 629,000,000 shares of common stock outstanding as of August 31, 2016 on a post split basis. There are no outstanding options, warrants or other securities convertible into our common stock.

The change in control did not result in a change of the Company’s business. Other than the transactions and agreements disclosed in this Current Report on Form 8-K, we know of no arrangements which may result in a change in control at a subsequent date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the closing of the Transaction, Mr. CHAN Wai Lun resigned from his positions as President, Secretary, Treasurer and Chief Financial Officer and as the Company’s sole director effective at 12:00 AM (China time) on September 1, 2016. In his capacity as a director, Mr. CHAN elected DONG to the Board of Directors prior to the effective time of his resignation, and elected DONG as the Company’s President and Chief Executive Officer, Secretary, Chief Financial Officer and Treasurer to take effect immediately following his resignation as an officer of the Company. There were no disagreements between Mr. CHAN Wai Lun and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation.

Mr. DONG, age 39, has approximately 20 years of experience in banking and finance. He is currently the Chairman of the Board of Baishan Jiangyuan Countryside Commercial Bank in Baishan, Jilin Province, China. Mr. DONG began his banking career with Dalian Bank as an accountant, and served in several different positions with that bank during the 16 years he was employed at that bank. His last position before joining Baishan Jiangyuan Countryside Commercial Bank was as an Assistant to the President with responsibility for all primary bank services in Dalian Bank Beijing Branch. Mr. DONG received his bachelor’s degree from Northeast University of Financial and Economics in accounting in 2000, and in 2006 received a Master’s degree in public management from that same university.

There is no employment agreement between the Company and DONG, nor is there any arrangement or plan in which we provide compensation, bonus, pension, retirement or similar benefits to DONG. There have been no transactions to which the Company was or is to be a party, in which DONG had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SavDen Group Corp.

Date: September 2, 2016	/s/ DONG Yingzhi
DONG Yingzhi Chief Executive Officer

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